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                                                                   EXHIBIT 10.10


                       ORBCOMM SERVICE LICENSE AGREEMENT
                                   FOR CANADA

         This Service License Agreement (the "Agreement") is entered into this 19th day of December 1995, between ORBCOMM INTERNATIONAL PARTNERS, L.P. ("ORBCOMM"), whose principal place of business is 21700 Atlantic Boulevard, Dulles, Virginia, 20166, USA, and ORBCOMM Canada Inc. (the "Licensee"), whose principal place of business is 1000, rue de la Gauchetiere ouest, Montreal, Quebec, Canada H3B 4X5.

         WHEREAS, Orbital Communications Corporation ("OCC") and Teleglobe Mobile Partners ("Teleglobe Mobile"), through ORBCOMM Global, L.P. ("ORBCOMM Global"), plan to design, develop, construct and operate a satellite-based, low-Earth orbit message and data communications and position determination system (the "ORBCOMM System") that is identified by the International Telecommunications Union as "LEOTELCOM 1" and is further generally described in Attachment A, which attachment shall not be deemed to be a representation or warranty with respect to the ORBCOMM System;

         WHEREAS, the initial two satellites for the ORBCOMM System were launched in April 1995 and are expected to be commercially available in the United States for the transmission of intermittent short messages;

         WHEREAS, ORBCOMM Global has entered into a contract with Orbital Sciences Corporation for the construction and launch of an additional 24 ORBCOMM System satellites, and the construction of an additional ten satellites;

         WHEREAS, OCC has been awarded full United States Federal
Communications Commission authority to construct, launch and operate the ORBCOMM System in the United States;

         WHEREAS, ORBCOMM Global plans to market satellite-based, two-way message and data communication or position determination services using the ORBCOMM System (the "ORBCOMM Services") in the United States through ORBCOMM USA, L.P. ("ORBCOMM USA") and elsewhere in the world through ORBCOMM and has granted ORBCOMM the right to market ORBCOMM Services worldwide outside the United States;

         WHEREAS, ORBCOMM has been granted the authority to use the "ORBCOMM" logo, trademark and service mark and other similar intellectual property in connection with the marketing of the ORBCOMM System internationally; and

         WHEREAS, ORBCOMM and Licensee wish to enter into an agreement pursuant to which, subject to certain terms and conditions, ORBCOMM authorizes Licensee to access the satellites in the ORBCOMM System and to have use of certain other related assets for purposes of Licensee offering on an exclusive basis communication services using the ORBCOMM System in the country or countries and in any other locations listed in Attachment B (the "Territory").
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         NOW, THEREFORE, the parties agree as follows:


SECTION 1 - DEFINED TERMS

         "AAA" shall have the meaning assigned thereto in Section 18(a).

         "Acceptance Specifications" shall have the meaning assigned thereto in
Section 3(b)(ii).

         "Affiliate" shall mean, with respect to any person (a) any person that directly, or indirectly through one or more intermediaries, controls such person or (b) any person (other than a subsidiary of such person) that is controlled by or is under common control with a controlling person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise.

         "Billing Software" shall have the meaning assigned thereto in Section
9.

         "Contracting Licensee" shall have the meaning assigned thereto in
Section 10(a)(ii).

         "Data Throughput Rate" shall have the meaning assigned thereto in
Section 8(a)(i).

         "Effective Date" shall mean the date of execution of this Agreement.

         "GES" shall mean any of the fixed-Earth stations that are part of the ground segment of the ORBCOMM System and are used to communicate (a) by VHF radio with the Satellites and (b) by microwave, cable, geostationary very small aperture terminal or any other means with a NCC or the Satellite Control Center.

         "Ground Segment Hardware" shall have the meaning assigned thereto in
Section 4(a).

         "Governmental Authority" shall have the meaning assigned thereto in
Section 3(a)(ii).

         "Initial Purchase" shall have the meaning assigned thereto in Section 4(b)(i).

         "Intermittent Service Problem" shall have the meaning assigned thereto in Section 16(a).

         "License" shall have the meaning assigned thereto in Section 2(a).

         "Licensee Event of Default" shall have the meaning assigned thereto in
Section 12(b)(ii).

         "Licensee System" shall have the meaning assigned thereto in Section 3(a)(i).

         "License Fee" shall have the meaning assigned thereto in Section 6(b).





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         "Multinational Account" shall have the meaning assigned thereto in
Section 10(a)(i).

         "Multinational Account Customer" shall have the meaning assigned thereto in Section 10(a)(i).

         "NCC" shall mean the network control center facilities consisting of computers, displays, control consoles, communications equipment and other hardware that control the flow of data and message communications and other information for the ORBCOMM System.

         "On-Site Technical Assistance Services" shall have the meaning assigned thereto in Section 5(b).

         "Operable Satellite" shall mean a Satellite that is being used by any of ORBCOMM Global, ORBCOMM or ORBCOMM USA for the provision of revenued service using the ORBCOMM System.

         "ORBCOMM Entities" shall have the meaning assigned thereto in Section 3(a)(v).

         "ORBCOMM Identity Manual" shall have the meaning assigned thereto in
Section 3(a)(vi).

         "ORBCOMM System Number" shall mean the unique subscriber communicator address assigned to a "Subscriber Communicator."

         "ORBCOMM System Software" shall have the meaning assigned thereto in
Section 2(a).

         "ORBCOMM System Software Maintenance Fee" shall have the meaning assigned thereto in Section 7(a).

         "Other Services" shall have the meaning assigned thereto in Section 5.

         "Permits" shall have the meaning assigned thereto in Section 3(a)(ii).

         "Point-of-Entry" shall have the meaning assigned thereto in Section
4(e).

         "Quality Inspection" shall have the meaning assigned thereto in
Section 3(a)(v).

         "Related Services" shall have the meaning assigned thereto in Section 4(b)(i).

         "Repeat System Acceptance Services" shall have the meaning assigned thereto in Section 5(a).

         "Reseller Agreement" shall have the meaning assigned thereto in
Section 2(d).

         "Resellers" shall have the meaning assigned thereto in Section 2(d).





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         "Revenue Dependent Amount" shall have the meaning assigned thereto in
Section 8(a)(i).

         "Revenue Dependent Fee Percentage" shall have the meaning assigned thereto in Section 8(a)(i).

         "Satellites" shall mean any of the low-Earth orbit satellites comprising the ORBCOMM System.

         "Satellite Control Center" shall mean the facilities that process and display the telemetry data for the Satellites, monitor the operational status of the Satellites and control the operation of the Satellites' power subsystems, attitude control subsystems and all other subsystems.

         "Satellite Usage Fee" shall have the meaning assigned thereto in
Section 8.

         "Servicing Licensee" shall have the meaning assigned thereto in
Section 10(a)(iii).

         "Software License Agreement" shall have the meaning assigned thereto in Section 9.

         "Subscriber" shall mean a customer purchasing access to the ORBCOMM System from Licensee or a Reseller (or agent or subagent thereof) of Licensee.

         "Subscriber Base Rate" shall have the meaning assigned thereto in
Section 8(a)(i).

         "Subscriber Communicator" shall mean the equipment used by a remote Subscriber to provide access to the ORBCOMM System that has been "Type Approved" by or on behalf of ORBCOMM and to which a unique serial number and ORBCOMM System Number have been assigned.

         "System Available Date" shall mean the day after the date hereof on which ORBCOMM declares that the first plane of Satellites, excluding FM-1 and FM-2, have completed on-orbit testing.

         "System Acceptance Test" shall have the meaning assigned thereto in
Section 4(b)(iii).

         "Territory" shall have the meaning assigned thereto in the whereas clauses hereof, as such definition may be modified from time to time pursuant to Section 3(a)(ii).

         "Type Approved" shall mean a series of tests conducted by or on behalf of ORBCOMM that determines that a subscriber communicator successfully meets ORBCOMM System requirements and United States Federal Communications Commission and any licensing requirements of any applicable Governmental Authority.

         "Warranty Period" shall have the meaning assigned thereto in Section 4(g).





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SECTION 2 - GRANT OF LICENSE

         (a) For purposes of Licensee offering ORBCOMM System communication services in the Territory, ORBCOMM grants to Licensee an exclusive license in the Territory (the "License") to access and/or use (i) the Satellites while they are within view of any of the Subscriber Communicators located in the Territory and any of Licensee's GESs or the GESs shared by Licensee to the extent permitted by Section 4(b)(i), (ii) the ORBCOMM System software owned or controlled by any of the ORBCOMM Entities necessary to operate the Licensee System (the "ORBCOMM System Software"), (iii) the ORBCOMM System operating methods and (iv) if permitted by law, the "ORBCOMM" logo, trademark, service mark and name, in accordance with the terms and conditions set forth in this Agreement; provided that Licensee shall not be entitled to access and/or use of the Satellites unless the Licensee System complies with the Acceptance Specifications. Notwithstanding the grant of the License, ORBCOMM reserves and shall have the right to access and/or use the ORBCOMM System in the Territory, free of charge, for purposes of conducting maintenance, testing, operational and other related ORBCOMM System functions.

         (b) ORBCOMM reserves the right to grant to other licensees the right to use the ORBCOMM System, and the ORBCOMM System Software, operating methods, logo, trademark and name in any area outside the Territory. To the extent permitted by applicable law, upon the receipt of all necessary Permits from the applicable Governmental Authorities and without the prior approval of ORBCOMM, Licensee may provide, on a non-exclusive basis, the ORBCOMM Services to Subscriber Communicators located in international waters.

         (c) Notwithstanding the grant of the License, the ORBCOMM System, the ORBCOMM concept, design, software (including the ORBCOMM System Software), operating methods, logos, trademarks, service marks and name, all copyright, other proprietary and intellectual property rights and all other tangible and intangible property rights with respect thereto are and shall remain the sole and exclusive property of OCC, ORBCOMM, ORBCOMM Global or the software developer, as the case may be.

(d) Licensee may authorize other entities ("Resellers") to market and sell access to the ORBCOMM System in the Territory. Licensee shall execute an agreement (the "Reseller Agreement") with each Reseller that shall contain, at a minimum, the terms and conditions shown in Attachment C.


SECTION 3 - SCOPE OF AGREEMENT

         (a)     Responsibilities of Licensee.  Licensee shall:

                 (i) Procure and install in the Territory, either directly or through a wholly owned subsidiary, a ground segment that shall consist of (A) one NCC and at least [CONFIDENTIAL TREATMENT] GESs, the GESs being located such that the ORBCOMM Services may be provided in all parts of the Territory, and (B) the telecommunication facilities required to connect the NCC to such GESs and to the public switched network (collectively, the "Licensee





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         System").  The Licensee System must successfully meet the acceptance test procedures and acceptance criteria set forth in the Acceptance Specifications and shall be in place in accordance with the timetable set forth in this Agreement. The procurement and installation of the Licensee System shall be at Licensee's sole expense;

                 (ii) Apply for and use all commercially reasonable efforts to obtain promptly, and at all times maintain, at its sole expense, all approvals, licenses, authorizations and permits (the "Permits") from any applicable Canadian, regional, provincial, local or other governmental agency or authority ("Governmental Authority") necessary (A) to develop, construct, implement and operate the Licensee System in the Territory, including any necessary in-country environmental impact studies, (B) to provide ORBCOMM Services in the Territory, and (C) to use Subscriber Communicators with the Licensee System in the Territory. In the event there is more than one country in the Territory, the Permits shall be obtained and maintained for each country in the Territory, provided that if Permits are not obtained for any of the countries in the Territory, ORBCOMM shall have the right to delete such country from the definition of the Territory, provided, however that ORBCOMM shall not be entitled to exercise this right until two years after the System Available Date. In addition, if any previously granted Permit for a country is withdrawn for any reason, ORBCOMM shall have the right to delete that country from the definition of the Territory;

                 (iii) Commence operation of the Licensee System no later than four months after the later of (A) completion of the System Acceptance Test of the equipment comprising the Initial Purchase and
         (B) the date when Licensee obtains all the Permits necessary from the Governmental Authorities in Canada;

                 (iv) Use all commercially reasonable efforts to advertise, promote and market the Licensee System in the Territory, which advertising, promotion and marketing shall occur, to the extent permitted by applicable law, under the name "ORBCOMM Canada" in accordance with Section 3(a)(vi), and submit to ORBCOMM by January 1 and June 1 of each year a copy of its marketing communications plan covering the next six months that includes a general description of the advertising, promotional and marketing efforts for such period;

                 (v) Operate, directly or indirectly through Resellers or otherwise, the Licensee System in a manner so as not to injure the reputation of OCC, Teleglobe Mobile, ORBCOMM Global, ORBCOMM USA or ORBCOMM (collectively, the "ORBCOMM Entities") or the ORBCOMM System or otherwise adversely impact the operations or commercial viability of any other system that uses the ORBCOMM System and is operated by or on behalf of any of the ORBCOMM Entities or a licensee of one of the foregoing. Licensee shall permit ORBCOMM and/or its representatives access to the Licensee System for the purpose of performing a quality inspection (the "Quality Inspection"), which shall be conducted to determine compliance with the provisions of this Agreement including this Section 3(a)(v). The Quality Inspection (A) may be conducted only after ORBCOMM has given the Licensee seven days prior written notice thereof, (B) shall be conducted in a way that causes as little interference





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         as possible with Licensee's normal business operations, and (C) may include a System Acceptance Test that requires some assistance from Licensee's personnel. Quality Inspections shall not be performed more frequently than once per year unless ORBCOMM has a reasonable basis to believe that the Licensee System is not meeting the standards set forth herein. All costs of Quality Inspections shall be borne by ORBCOMM, provided that Licensee shall be responsible for the reasonable out-of-pocket costs associated with the assistance received by ORBCOMM from Licensee's personnel specified in clause (C) above;

                 (vi) (A) To the extent permitted by applicable law, during the term of this Agreement and only so long as such use is in accordance with the terms and conditions set forth herein, use the ORBCOMM logos and all ORBCOMM trademarks and service marks, which Licensee acknowledges are owned by ORBCOMM or its Affiliates, in Licensee's marketing and advertising for the Licensee System. All such marketing and advertising that contains references to the ORBCOMM System, OCC, ORBCOMM Global or ORBCOMM shall be in accordance with the ORBCOMM Identity Manual, the current version of which is attached hereto as Attachment D and which may be modified by ORBCOMM after giving Licensee five business days prior written notice (the "ORBCOMM Identity Manual"), provided that, for a period of six months from the receipt of such notice, Licensee shall be entitled to continue to use all existing marketing materials that previously complied with the ORBCOMM Identify Manual. Licensee shall be required to obtain the prior written consent of ORBCOMM for all such marketing or advertising; provided that if Licensee complies with the ORBCOMM Identity Manual, the advance written approval of ORBCOMM shall not be required. Licensee shall obtain all Permits from all applicable Governmental Authorities to use ORBCOMM logos, trademarks and service marks. To the extent ORBCOMM or any of the other ORBCOMM Entities has not otherwise previously done so and to the extent permitted by law,, Licensee shall register such logos, trademarks and service marks in ORBCOMM Global's name for use by Licensee in the Territory. Prior to registering such logos, trademarks and service marks in ORBCOMM Global's name, Licensee shall advise ORBCOMM of its intent to do so and of the out-of-pocket costs that it expects to incur. Upon receipt of ORBCOMM's written consent, Licensee shall proceed with such registration and, upon completion of the process, shall be reimbursed by ORBCOMM for the actual out-of-pocket costs incurred by it up to an amount equal to its out-of-pocket cost estimate. Any modification or partial use of the word "ORBCOMM" for a logo, trademark, service mark or trade name shall also require the prior written approval of ORBCOMM;

                 (B) Cooperate with ORBCOMM in providing reasonable support and any information that may be required in the defense in the Territory of the ORBCOMM logo and all ORBCOMM trademarks and service marks as a result of their use pursuant to this Agreement; and

                 (C) During the term of this Agreement and thereafter, not (x) engage in any activities or commit any acts that may, directly or indirectly, contest, dispute or otherwise impair ORBCOMM's or its Affiliates' right, title and interest in such logos,





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         trademarks and service marks or (y) directly or indirectly, re-license use of the ORBCOMM logo or any ORBCOMM trademarks and service marks to any other person, other than with respect to any Reseller or its Agents or Subagents, without the express written consent of ORBCOMM;

                 (vii) Pay to ORBCOMM the fees, costs and other payments set forth in this Agreement;

                 (viii) Give ORBCOMM and its representatives reasonable access during normal business hours to Licensee's books, accounts, records, contracts and documents concerning the Licensee System and use of the ORBCOMM logos, trademarks and service marks for the purpose of determining compliance by Licensee with the terms of this Agreement;

                 (ix) In addition to ORBCOMM's access and/or use of the ORBCOMM System in the Territory permitted by Section 2(a), permit ORBCOMM and/or its representatives or Affiliates, at their sole expense, to directly and electronically communicate with (A) Licensee's NCC for the purpose of assessing the number and types of Subscriber Communicators registered with the Licensee System and their usage and the amount of data relayed through any of the Satellites,
         (B) the Licensee System for the purpose of verifying the reported amount of the gross operating revenues as specified in Section 8 and assisting Licensee in the maintenance and repair of the Licensee System and (C) the Satellites through the Licensee System for the purposes of ascertaining a Satellite's state-of-health and sending commands to it;

                 (x) Include provisions substantially identical to those set forth in Section 17 in its contracts or agreements with each of the distributors, Resellers and Subscribers for the Licensee System;

                 (xi) Use the ORBCOMM System Software only to operate the Licensee System, and shall not copy or disclose, sell, distribute or re-license such software to any other person or entity or reverse engineer or compile or disassemble such software;

                 (xii) Not discriminate against any Subscriber because such Subscriber purchased or obtained its Subscriber Communicator from one source versus another and not offer service to Subscribers, who buy or lease their Subscriber Communicators from Licensee or an Affiliate of Licensee, at a price that is lower than that at which similar ORBCOMM Services are offered to Subscribers who obtain their Subscriber Communicators from another source;

                 (xiii) To the extent permitted by law and except as permitted in Section 10, not register Subscriber Communicators, the billing address for which is outside the Territory unless otherwise agreed to in advance in writing by ORBCOMM Global;

                 (xiv) (A) To the extent permitted by law, offer to provide service to any reseller that has been approved as an ORBCOMM Service reseller by ORBCOMM





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         USA, at substantially the same rates, terms and conditions as it offers other, similar resellers of the ORBCOMM Services in the same country in the Territory, or if there are no similar resellers in such country, then at rates, terms and conditions that are commercially reasonable, so long as such reseller is not in default under its reseller agreement with ORBCOMM USA;

                 (B) To the extent permitted by law, offer to provide service to any reseller that has been accredited as an approved ORBCOMM Service reseller by another ORBCOMM service licensee (outside the United States), at substantially the same rates, terms and conditions as it offers other, similar resellers of the ORBCOMM Services in the same country in the Territory, or if there are no similar resellers in such country, then at rates, terms and conditions that are commercially reasonable; provided, however, that in the event Licensee does not desire to provide service to any such Reseller, Licensee shall provide ORBCOMM with its reasons therefor and request that ORBCOMM review such reseller for the purpose of either approving or disapproving such reseller as an accredited ORBCOMM Service reseller. In the event such reseller is accredited as an approved ORBCOMM Service reseller by ORBCOMM, Licensee shall be required to offer to provide service to such reseller in accordance with this Section 3(a)(xiv); provided that in determining whether to accredit such reseller as an approved ORBCOMM Service reseller for the Territory ORBCOMM shall take into account whether other ORBCOMM service licensees for which such reseller is an accredited reseller have a provision in their service license agreement substantially similar to the terms and conditions set forth in this Section 3(a)(xiv)(B). If such reseller is not so accredited by ORBCOMM, Licensee shall be under no obligation to provide service to such reseller in accordance with this Section 3(a)(xiv)(B);

                 (xv) Offer to provide in the Territory the full range of ORBCOMM Services that are described in the ORBCOMM Service Description, as it may be amended from time to time, the current version of which is attached hereto as Attachment E;

                 (xvi) Promptly advise ORBCOMM in writing if Licensee or any of its Affiliates acquires any ownership or other economic interest in a Reseller. In such cases, ORBCOMM shall have the right to examine the terms and conditions of the Reseller Agreement for the purpose of determining whether such Reseller is being given any preferential treatment regarding, among other things, the price it pays for ORBCOMM Services. If in ORBCOMM's sole opinion, such preferential treatment exists, then ORBCOMM shall have the right to require, in its sole discretion, either that such preferential treatment immediately cease or that Section 8 of this Agreement be amended as appropriate. In addition, ORBCOMM shall have the right to make a retroactive adjustment to previously paid Satellite Usage Fees;

                 (xvii) Prior to the commencement of the provision of ORBCOMM Services in the Territory and within 15 days after the end of each calendar quarter thereafter, submit to ORBCOMM in writing a full description of its prices and pricing strategy for the provision of ORBCOMM Services. Such description shall also address the issues of competitive pricing in the Territory and demonstrate that the pricing strategy and the





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         prices serve the purpose of maximizing revenues and of making efficient and appropriate use of the Satellites..

                 (xviii)        On the first anniversary of the commencement of
         the provision of ORBCOMM Services in the Territory, and annually thereafter, submit to ORBCOMM in writing an operations report of the usage of ORBCOMM Services in the Territory. Such report shall include an analysis of the statistical data on message lengths, message frequencies, time of day, day of week and seasonal usage for each service offering and market segment served by Licensee. If not written in the English language, such report shall be accompanied by a true and complete English translation thereof;

                 (xix) Participate with ORBCOMM in the preparation of traffic forecasts;

                 (xx) Send ORBCOMM written notice of when the Licensee System commences operation;

                 (xxi) Pay all Canadian, provincial, federal, state, local and other taxes, including but not limited to sales, use, gross receipts, and excise taxes and withholding, that arise from the performance of its duties under this Agreement, including the payment of all fees and other amounts due and owing hereunder, and pay any and all import or customs duties, fees, taxes or other amounts imposed by any Governmental Authority in the Territory applicable to the purchase of the Ground Segment Hardware; and

                 (xxii) Charge Resellers and Subscribers, if License provides services directly to Subscribers, a long message surcharge, the amount of which shall be at least [CONFIDENTIAL TREATMENT] (or its equivalent in Canadian dollars) for each message whose length is between [CONFIDENTIAL TREATMENT] and [CONFIDENTIAL TREATMENT] bytes, inclusive, and at least [CONFIDENTIAL TREATMENT] (or its equivalent in Canadian dollars) for each message whose length exceeds [CONFIDENTIAL TREATMENT] bytes.

                 (b)            Responsibilities of ORBCOMM.  ORBCOMM shall:

                 (i) Cooperatively work with and encourage the manufacturers and suppliers of Subscriber Communicators to offer such Communicators within one year of the Effective Date for sale or lease in the Territory, either directly or through distributors, one of which may be Licensee;

                 (ii) As soon as available , provide written acceptance test procedures and acceptance criteria for the Licensee System (the "Acceptance Specifications"), which criteria must be successfully met by the Licensee System prior to ORBCOMM authorizing Licensee to access the ORBCOMM System. Such criteria shall be sufficient to ensure that all the features and functions of the Licensee System are operating properly and in a manner compatible with the ORBCOMM System;





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                 (iii)          Within six months of the order for the Initial
         Purchase equipment, provide written operating and maintenance manuals for the NCC and GESs to be located in the Territory;

                 (iv) Assist Licensee in providing data relating to the ORBCOMM System required by any Governmental Authority in connection with Licensee obtaining any of the Permits if ORBCOMM determines that Licensee cannot reasonably provide such data itself; provided that written data that exists or that ORBCOMM can readily compile from existing data shall be provided at ORBCOMM's expense and other written data or any data required to be presented in person or orally shall be provided at Licensee's expense; and provided further that ORBCOMM shall not be required to disclose any such data unless ORBCOMM reasonably believes that such data will be maintained by the receiving party on a confidential basis;

                 (v) Use commercially reasonable efforts to provide 24-hour a day emergency technical advice concerning the operation, maintenance and repair of the Licensee System. Requests for emergency technical advice may be made by telephone or facsimile and the advice may be provided by ORBCOMM using such similar means, with all communications conducted in the English language; provided that if, in ORBCOMM's sole discretion, the nature of these requests or their frequency indicate that Licensee's operators or technicians are technically inadequate for their tasks, ORBCOMM may require that these employees be retrained (or, at Licensee's option, replaced) at Licensee's cost, or ORBCOMM may charge for this advice in accordance with Section 5; and provided further that, until three (3) months after the System Available Date, emergency technical advice shall only be available between the hours of 9:00 a.m. and 5:00 p.m. United States Eastern Standard Time (or United States Eastern Daylight Time as applicable) on regular business days;

                 (vi) Implement advertising and other promotional programs for the ORBCOMM System, the scope and timing of which shall be in ORBCOMM's sole discretion;

                 (vii) Provide the maintenance and support services described in Attachment F, for the ORBCOMM System Software;

                 (viii) Obtain (A) all necessary Permits from all applicable Governmental Authorities needed for the export of the Ground Segment Hardware from the United States of America (or from such other country where the hardware is manufactured or sold) to the Territory and, to the extent necessary, the rendering of the Related Services or the Other Services in the Territory and (B) all necessary visas and work permits for its personnel who will be traveling in the Territory to perform any of the Related Services or Other Services; provided, however, that at ORBCOMM's request, Licensee shall assist ORBCOMM in obtaining such visas and work permits from the appropriate Governmental Authorities located in the Territory;

                 (ix) Provide Licensee with a written breakdown of prices charged for the Ground Segment Hardware and Related Services, in a form suitable for the determination of import duties and other taxes, if any, no later than one month after the orders by Licensee for such Ground Segment Hardware have been received by ORBCOMM; and

                 (x) Cause ORBCOMM USA to offer to any of Licensee's Resellers rights substantially similar to those set forth in Section 3(a)(xiv)(A) and use all good faith effort to cause all other ORBCOMM Service licensees to offer to any of Licensee's Resellers rights substantially similar to those set forth in Section 3(a)(xiv)(B).


SECTION 4 - GROUND SEGMENT HARDWARE

         (a) Ground Segment Design. To the fullest extent permitted by law, the parties to this Agreement acknowledge and agree that the ground segment hardware of the NCC and the GESs (the "Ground Segment Hardware") is unique to the ORBCOMM System and has been designed to ensure that more than one licensee can use the ORBCOMM System to provide ORBCOMM Services. To the fullest extent permitted by law, the parties further acknowledge and agree that
(i) it is critical that licensee systems not interfere with each other and (ii) to ensure that mutually compatible operations can take place, it is essential that Licensee purchase from ORBCOMM the Ground Segment Hardware to be used in the Territory and that the Ground Segment Hardware be installed, integrated and tested by ORBCOMM.

         (b)     Purchase and Sale of Ground Segment Hardware and Related
Services.

                 (i) (A) Licensee agrees to purchase from ORBCOMM, directly or through an Affiliate of ORBCOMM, and ORBCOMM agrees to sell to Licensee or to its wholly owned subsidiary, the Ground Segment Hardware and related construction, installation, integration, test and training services (the "Related Services") necessary to construct, install and operate the NCC and GES(s) in the Territory. A list of the major components of the Ground Segment Hardware and a general description of the Related Services is contained in Attachment G to this Agreement. Notwithstanding the foregoing, the parties agree that Licensee need not purchase all the Ground Segment Hardware for the specified NCC and GES(s) and the Related Services at the same time. The initial minimum purchase (the "Initial Purchase") shall be for the NCC and for [CONFIDENTIAL TREATMENT] single-antenna GES, and the Related Services associated with the construction, installation, integration, test and training associated with such hardware. The order for the Initial Purchase shall be placed by Licensee before July 1, 1996, and if not so placed, it shall be deemed to have been placed by Licensee and accepted by ORBCOMM on July 1, 1996. Thereafter, Licensee shall purchase from ORBCOMM the Ground Segment Hardware and the Related Services for the additional GES sites, and the Ground Segment Hardware and the Related Services to upgrade any single-antenna GES to the dual-antenna configuration, such that all of the hardware required in Section 3(a)(i) is ordered within six months of the System Available Date.

                 (B) Notwithstanding the foregoing, the purchase of any part of the Ground Segment Hardware may be delayed if Licensee contracts with another ORBCOMM System licensee to share the use of such other licensee's ground segment hardware, so long as in ORBCOMM's sole opinion determined from time to time such use of such other ground segment hardware will not significantly degrade the quality of service in the Territory or in the territory of such other licensee. Licensee shall immediately notify ORBCOMM of the occurrence of a default or an event of default under such agreement or the receipt of a notice of termination under such agreement. If such agreement is terminated, Licensee shall immediately place an order with ORBCOMM for the purchase of the necessary Ground Segment Hardware. A copy of any such contract, with a certified translation into English, if necessary, shall be provided to ORBCOMM. ORBCOMM and Licensee acknowledge that they have concurrently herewith entered into a Ground Segment Facilities Use Agreement relating to the use by Licensee of the US Ground Segment Hardware as defined therein. The parties agree that the responsibilities of Licensee under this Section 4 with respect to the purchase (and accordingly, the installation and maintenance) of the License System shall be deferred until the termination of the Ground Segment Facilities Use Agreement.

                 (ii) Licensee shall acquire and make available for use, within six months of the placing any order for Ground Segment Hardware and the Related Services, certain land, buildings, utilities and facilities that are listed in Attachment H. Licensee shall be responsible and shall arrange for import of the Ground Segment Hardware into the Territory and its shipment from the Point-of-Entry in the Territory to the installation sites.

                 (iii) ORBCOMM shall provide all the Ground Segment Hardware and Related Services, other than those items listed in Attachment H, necessary to allow Licensee to commence operation of the Licensee System, including the performance of a System Acceptance Test to ensure and certify that the Licensee System is meeting the requirements of the Acceptance Specifications (the "System Acceptance Test").

         (c) Consideration. In consideration of ORBCOMM selling to Licensee the Ground Segment Hardware and the Related Services, Licensee agrees to pay the following amounts to ORBCOMM:

                 (i) For the Initial Purchase, consisting of the Ground Segment Hardware and the Related Services for the NCC and for one GES, which will be in a single-antenna configuration, [CONFIDENTIAL TREATMENT];

                 (ii) For subsequent purchases, [CONFIDENTIAL TREATMENT] for each single-antenna configured GES, plus [CONFIDENTIAL TREATMENT] for each dual-antenna configured GES, plus [CONFIDENTIAL TREATMENT] for each upgrade of an existing single-antenna GES from the single- to the dual-antenna configuration; and

                 (iii) If an order for both an Initial Purchase and an upgrade of the single-antenna GES to a dual-antenna configuration is placed at the same time, [CONFIDENTIAL TREATMENT].

         The prices set forth above shall remain in effect for orders placed on or before [CONFIDENTIAL TREATMENT]. For any orders placed during [CONFIDENTIAL TREATMENT], the prices set forth above shall be adjusted by an amount that is equitable and based on industry conditions, provided, however, that any increase shall not be more than [CONFIDENTIAL TREATMENT] percent. For orders placed after [CONFIDENTIAL TREATMENT], to the fullest extent provided by law, ORBCOMM reserves the right to set such prices as it, in its sole discretion, deems appropriate so long as such prices are [CONFIDENTIAL TREATMENT]. Any and all import or customs duties, fees, taxes or other amounts imposed by any Governmental Authority in the Territory applicable to the purchase of the Ground Segment Hardware shall be paid by Licensee and shall be in addition to the amounts set forth above.

         (d)     Payment Terms.

                 (i) For the Initial Purchase, Licensee shall pay ORBCOMM (A) the sum of [CONFIDENTIAL TREATMENT] on [CONFIDENTIAL TREATMENT], (B) [CONFIDENTIAL TREATMENT] percent of the applicable price specified in Section 4(c) less [CONFIDENTIAL TREATMENT], (C) [CONFIDENTIAL TREATMENT] percent upon receipt by Licensee of a [CONFIDENTIAL TREATMENT] and (D) [CONFIDENTIAL TREATMENT] percent at [CONFIDENTIAL TREATMENT], however, that in the event it is not possible for any reason to [CONFIDENTIAL TREATMENT], the amount of the final payment shall be mutually agreed upon, taking into account the costs incurred by ORBCOMM and a reasonable profit on those costs; and provided, further that the first payment of [CONFIDENTIAL TREATMENT] for the Initial Purchase shall be refunded to Licensee only if this Agreement is terminated for any reason before the Initial Purchase order is placed or deemed to be placed. In no other instance will ORBCOMM be obligated to refund the initial payment of [CONFIDENTIAL TREATMENT].

                 (ii) For all subsequent purchases, Licensee shall pay ORBCOMM (i) [CONFIDENTIAL TREATMENT] percent of the applicable price specified in Section 4(c) [CONFIDENTIAL TREATMENT], (ii) [CONFIDENTIAL TREATMENT] percent upon receipt by Licensee of a [CONFIDENTIAL TREATMENT] and (iii) [CONFIDENTIAL TREATMENT] percent [CONFIDENTIAL TREATMENT]; provided, however, that in the event it is not possible for any reason to [CONFIDENTIAL TREATMENT], the amount of the final payment shall be mutually agreed upon, taking into account the costs incurred by ORBCOMM and a reasonable profit on those costs.

         (e) Delivery and Acceptance. ORBCOMM shall transport the Ground Segment Hardware to a major seaport or airport or such other location in the Territory for delivery as the parties may mutually agree on (the "Point-of-Entry"). The Licensee shall accept delivery of the Ground Segment Hardware, and title to the Ground Segment Hardware delivered shall be deemed to have passed upon unloading, at the Point-of-Entry. Licensee shall arrange for the import of the Ground Segment Hardware into the Territory and its transportation to the installation sites. Licensee shall be responsible for insuring, at its option and cost, the Ground Segment Hardware from and after the time it receives title to the Ground Segment Hardware.

         (f) Schedule. The schedule for delivery of the Ground Segment Hardware and for its installation and acceptance testing by ORBCOMM shall be established by ORBCOMM at the time the order is placed. Both parties hereto acknowledge and agree that this will be a "best efforts" schedule only, and that ORBCOMM shall not be held liable for damages caused by changes or delays to this schedule.

         (g)     Warranty.

                 (i) Notwithstanding acceptance of delivery by Licensee of the Ground Segment Hardware as provided in Section 4(e) and subject to the warranty conditions in this Section 4(g), ORBCOMM hereby warrants that, for a period of [CONFIDENTIAL TREATMENT] after completion of the System Acceptance Test (the "Warranty Period"), the Ground Segment Hardware shall be free from defects in material and workmanship and shall operate and conform to the performance capabilities, specifications, functions and other descriptions set forth in the Acceptance Specifications. ORBCOMM shall, at its expense, repair or replace any Ground Segment Hardware that does not conform to such warranty. ORBCOMM's obligation during the Warranty Period shall be limited to repair or replacement of any Ground Segment Hardware for which it has provided a warranty. Notice of all claimed defects must be provided in writing to ORBCOMM within the Warranty Period. ORBCOMM shall determine to its satisfaction after inspection that the product or part was defective, and it shall determine where the repair shall take place. Any Ground Segment Hardware repaired or replaced shall be subject only to the original Warranty Period. The warranty set forth herein is Licensee's exclusive remedy against ORBCOMM for any defective Ground Segment Hardware and is in lieu of all other warranties, express or implied.

                 (ii) The warranty set forth herein shall not extend to any Ground Segment Hardware that, upon ORBCOMM's or its subcontractors' examination is found to have been (A) mishandled, misused or subject to negligence, accident or abuse by Licensee or its officers, employees, representatives, agents or consultants (other than ORBCOMM), (B) operated or maintained contrary to ORBCOMM's specifications or instructions or otherwise used improperly, (C) tampered with or damaged as evidenced by, for example, broken seals, unauthorized modifications, damaged packaging containers and the like,
         (D) repaired and/or altered by anyone other than ORBCOMM or its subcontractors without ORBCOMM's prior written approval or (E) delivered to ORBCOMM not in conformance with the notice requirements set forth herein.

         (h) Ground Segment Hardware Changes. ORBCOMM reserves the right to change, in its sole discretion and on terms that are commercially reasonable, any of the terms, conditions and provisions of this Section 4 that it deems necessary if any applicable law in the Territory requires that (i) ORBCOMM change the design of the Ground Segment Hardware or (ii) any elements of the Ground Segment Hardware be procured in the Territory.

SECTION 5 - OTHER SERVICES

Upon the written request of Licensee, ORBCOMM shall provide to Licensee Repeat System Acceptance Services and On-Site Technical Assistance Services (collectively, the "Other Services") described below:

         (a) Repeat System Acceptance Services. Repeat System Acceptance Services consist of providing ORBCOMM personnel or subcontractors at the Licensee's facilities, after these facilities have been installed and tested, to perform all tests necessary to ascertain that the Licensee System is still meeting the requirements of the Acceptance Specifications. If minor adjustments to the Licensee System are required to meet the acceptance criteria described in the Acceptance Specifications, ORBCOMM shall cause such adjustments to be made, provided that ORBCOMM shall not be required to make, pursuant to this Section 5, repairs or modifications to the Licensee System that it deems to be major repairs or modifications.

         (b) On-Site Technical Assistance Services. On-Site Technical Assistance Services consist of sending ORBCOMM personnel or subcontractors to the Licensee's facilities to provide advice, assistance, training, retraining, etc. to the Licensee's employees and customers. The number and technical background of the personnel, and the amount of time they are to spend at Licensee's facilities, are to be negotiated between ORBCOMM and Licensee.

         (c) Consideration. In consideration of ORBCOMM providing to Licensee the services specified above, Licensee agrees to pay the following amounts to ORBCOMM:

                 (i) For each Repeat System Acceptance Service, [CONFIDENTIAL TREATMENT], plus [CONFIDENTIAL TREATMENT] round trip transportation costs for [CONFIDENTIAL TREATMENT] persons at [CONFIDENTIAL TREATMENT] rates for travel of less than [CONFIDENTIAL TREATMENT] hours duration or at the [CONFIDENTIAL TREATMENT] for longer journeys; and

                 (ii) For each On-Site Technical Assistance Service, [CONFIDENTIAL TREATMENT] per person per day, including [CONFIDENTIAL TREATMENT] spent in the Territory, whether [CONFIDENTIAL TREATMENT] days [CONFIDENTIAL TREATMENT], plus [CONFIDENTIAL TREATMENT] round trip transportation costs at [CONFIDENTIAL TREATMENT] for travel of less than [CONFIDENTIAL TREATMENT] hours duration or at the [CONFIDENTIAL TREATMENT] for longer journeys.

         The prices set forth above shall remain in effect for Other Services provided on or before [CONFIDENTIAL TREATMENT].

         (d) Payment Terms. [CONFIDENTIAL TREATMENT]. All amounts set forth on such invoices shall be paid to ORBCOMM by Licensee within [CONFIDENTIAL TREATMENT] days of the receipt by Licensee of such invoice.

SECTION 6 - LICENSE FEES

         (a) In recognition of the early date on which Licensee became a Candidate Licensee for the Territory, [CONFIDENTIAL TREATMENT] license fee calculated in accordance with Section 6(b) (the "License Fee") shall be due and payable within [CONFIDENTIAL TREATMENT] business days of the occurrence of a [CONFIDENTIAL TREATMENT] as defined in Section [CONFIDENTIAL TREATMENT]; and provided further that if such a [CONFIDENTIAL TREATMENT] shall occur after the [CONFIDENTIAL TREATMENT] of the [CONFIDENTIAL TREATMENT].

         (b) The License Fee payable to ORBCOMM pursuant to Section 6(a) shall be equal to [CONFIDENTIAL TREATMENT] percent of the [CONFIDENTIAL TREATMENT] realized by [CONFIDENTIAL TREATMENT] in connection with divestitures by [CONFIDENTIAL TREATMENT] of any equity securities of Licensee from the Effective Date until the [CONFIDENTIAL TREATMENT] of the Effective Date. For purposes of this Section 6(b), "cumulative gain" shall mean the amount by which
(i) the [CONFIDENTIAL TREATMENT] exceed (ii)(A) the [CONFIDENTIAL TREATMENT] less (B) prior [CONFIDENTIAL TREATMENT] the whole pro rated to the portion of equity sold.

         (c) For purposes of this Agreement, a [CONFIDENTIAL TREATMENT] with respect to Licensee shall be deemed to have occurred if [CONFIDENTIAL TREATMENT], a [CONFIDENTIAL TREATMENT] (as defined below) and/or [CONFIDENTIAL TREATMENT] cease to be or enter into an agreement or understanding pursuant to which they will or may cease to be the beneficial owners of at least [CONFIDENTIAL TREATMENT] percent of the voting power represented by Licensee's outstanding securities. For purposes of this Section 6(c), a [CONFIDENTIAL TREATMENT] shall be deemed to be any person that owns, directly or indirectly, [CONFIDENTIAL TREATMENT] percent or more of the voting power represented by outstanding securities of [CONFIDENTIAL TREATMENT] as of [CONFIDENTIAL TREATMENT] or an Affiliate of such person.


SECTION 7 - SOFTWARE MAINTENANCE FEE

         (a) Amount of Fee. Licensee shall pay to ORBCOMM an annual fee in the amount of [CONFIDENTIAL TREATMENT] for the maintenance of the ORBCOMM System Software as specified in Section 3(b)(vii) (the "ORBCOMM System Software Maintenance Fee").

         (b) Payment of Fee. ORBCOMM shall invoice Licensee for the full amount of the annual ORBCOMM System Software Maintenance Fee [CONFIDENTIAL TREATMENT] performed by ORBCOMM in connection with the purchase by Licensee of an NCC, starting with the [CONFIDENTIAL TREATMENT] of such date. Licensee shall pay such amount to ORBCOMM within [CONFIDENTIAL TREATMENT] days of receipt of such invoice.


SECTION 8 - SATELLITE USAGE FEES

         In addition to any other fees or payments specified herein, Licensee shall pay to ORBCOMM a fee for the use of the Satellites (the "Satellite Usage Fee") in accordance with the following terms and conditions:

         (a) Amount of Fee. (i) The Satellite Usage Fee for a calendar month shall be equal to the greater of (A) [CONFIDENTIAL TREATMENT] percent (the "Revenue Dependent Fee Percentage") of Licensee's gross operating revenues for such month (the "Revenue Dependent Amount") and (B) the sum of (x) the number of Subscriber Communicators registered on the Licensee System at any time during such month multiplied by [CONFIDENTIAL TREATMENT] (the "Subscriber Base Rate") and (y) the number of kbytes of data using such Subscriber Communicators relayed through the Licensee's NCC (excluding bytes added to the Subscriber's message by the ORBCOMM System) multiplied by US$[CONFIDENTIAL TREATMENT] (the "Data Throughput Rate").

         (ii) For purposes of this Agreement, in calculating the Revenue Dependent Amount, gross operating revenues shall:

                        (A) be calculated using the amounts invoiced or that could have been invoiced during a calendar month by Licensee, whether these amounts are collected or not;

                        (B) include all revenue derived from the provision by Licensee, either directly or indirectly, of the ORBCOMM Services using the Licensee System;

                        (C)       include all revenue derived from
         [CONFIDENTIAL TREATMENT] and [CONFIDENTIAL TREATMENT] of the Licensee System including all revenue derived as a Servicing Licensee;

                        (D) exclude all value-added or similar taxes or assessments that Licensee is required by applicable law to collect from its customers and remit to Governmental Authorities in the Territory; and

                        (E) exclude the purchase price paid for Subscriber Communicators.

         (iii) ORBCOMM may, in its sole discretion, change the Revenue Dependent Fee Percentage, the Subscriber Base Rate and/or the Data Throughput Rate; provided that ORBCOMM shall not be entitled to make any such change (A) before [CONFIDENTIAL TREATMENT], (B) more than [CONFIDENTIAL TREATMENT] time in any [CONFIDENTIAL TREATMENT] period, provided that a change in any [CONFIDENTIAL TREATMENT] of the Revenue Dependent Fee Percentage, Subscriber Base Rate or the Data Throughput Rate shall for purposes of this Section be [CONFIDENTIAL TREATMENT], (C) without giving Licensee [CONFIDENTIAL TREATMENT] days advance written notice thereof. In addition:

                        (x) with respect to the Revenue Dependent Fee Percentage, ORBCOMM shall not be entitled to make any change thereto in an increment of more than [CONFIDENTIAL TREATMENT] percent at any one time and the Revenue Dependent Fee Percentage shall not be more than [CONFIDENTIAL TREATMENT] percent.

                        (y) with respect to the Subscriber Base Rate, ORBCOMM shall not be entitled to make any change thereto in an increment of more than [CONFIDENTIAL TREATMENT] percent of the then existing rate at any one time and the Subscriber Base

         Rate shall not be more than [CONFIDENTIAL TREATMENT] per month per Subscriber Communicator.

                        (z) with respect to the Data Throughput Rate, ORBCOMM shall not be entitled to make any change thereto in an increment of more than [CONFIDENTIAL TREATMENT] percent of the then existing rate at any one time and the Data Throughput Rate shall not be more than [CONFIDENTIAL TREATMENT] per kbyte.

         (b) Payment of Fee. (i) Within [CONFIDENTIAL TREATMENT] days of the end of each calendar month, Licensee shall advise ORBCOMM in writing of Licensee's calculation of the total gross operating revenues for such calendar month, in the currencies in which the Licensee invoices its customers, the aggregate number of Subscriber Communicators registered on the Licensee System at any time during such month and the number of kbytes of data using such Subscriber Communicators relayed through the Licensee's NCC (excluding bytes added to the Subscriber's message by the ORBCOMM System). Within [CONFIDENTIAL TREATMENT] calendar days of the end of each calendar month, ORBCOMM shall compute and invoice Licensee for the actual Satellite Usage Fee payment for such month, in U.S. dollars, using the official exchange rate in effect at Morgan Guaranty Trust Company of New York at the close of business in New York on the last business day of such calendar month. In calculating the amount owed by Licensee hereunder, ORBCOMM shall take into account any credits owed to Licensee pursuant to Section 10(d) . In the event that Licensee does not provide ORBCOMM with any of the foregoing information, ORBCOMM may make its own estimate of the total gross operating revenues, which estimate shall be binding on Licensee, and compute the amount to be invoiced using such estimate.

         (ii) Within [CONFIDENTIAL TREATMENT] of the receipt of the Satellite Usage Fee invoice, Licensee shall pay the Satellite Usage Fee by electronic fund transfer to the bank account specified by ORBCOMM. All Satellite Usage Fees remaining unpaid after such [CONFIDENTIAL TREATMENT] period shall bear interest until paid at the rate equal to one and one-half times the prime rate or rates announced by Morgan Guaranty Trust Company of New York during the period of nonpayment.

         (iii) If payments due under this Section 8 cannot be made as provided herein due to [CONFIDENTIAL TREATMENT] or other [CONFIDENTIAL TREATMENT] in the Territory, ORBCOMM may permit Licensee [CONFIDENTIAL TREATMENT].


SECTION 9 - BILLING SOFTWARE

         To the fullest extent permitted by law, the parties to this Agreement acknowledge and agree that it is critical that (i) in the universal commissioning of new applications using the ORBCOMM System, Licensee and other ORBCOMM System licensees have a billing system that can adequately and appropriately bill Resellers and Subscribers for such applications and (ii) Multinational Accounts be established. Accordingly, Licensee acknowledges that it is essential that Licensee obtain a license from CSC Intelicom, Inc.
("CSC") for the billing software (the "Billing Software") Licensee will use for ORBCOMM Services using the

Licensee System. Licensee hereby agrees to use its best efforts to obtain a license for the Billing Software and purchase certain hardware from CSC on mutually agreeable terms and conditions. Notwithstanding the foregoing, ORBCOMM and Licensee acknowledge that they currently intend to enter into a Billing Services Agreement relating to the performance by ORBCOMM USA of certain billing services on behalf of Licensee on mutually agreeable terms and conditions. The parties agree that the responsibilities of Licensee under this
Section 9 with respect to the licensing of the Billing Software shall be deferred until the earlier to occur of (a) the termination of the Ground Segment Facilities Use Agreement (and the concurrent termination of the Billing Services Agreement) and (b) the placement by Licensee of an order to purchase the Ground Segment Hardware in accordance with Section 4(b).


SECTION 10 - MULTINATIONAL ACCOUNTS

         (a) Definitions. The following terms shall have the following meanings:

                        (i) A "Multinational Account" shall be defined as an account pursuant to which a customer, who may be a reseller or other intermediary or an end-user (a "Multinational Account Customer"), accesses the ORBCOMM System, using some or all of its Subscriber Communicators, in more than one territory; such Subscriber Communicators may be permanently located in one specific territory, or they may be located in two or more territories and roam between such territories;

                        (ii) A "Contracting Licensee" shall be defined as the ORBCOMM System licensee that has contracted with the Multinational Account Customer to provide such Customer with ORBCOMM Services, which Contracting Licensee shall be entitled to bill and collect from the Multinational Account Customer for all ORBCOMM Services, whether rendered in its territory or the territory of another ORBCOMM System licensee; and

                        (iii) A "Servicing Licensee" shall be defined as an ORBCOMM System licensee that is providing ORBCOMM Services in its territory to a Multinational Account Customer of another ORBCOMM System licensee. For purposes of this Section 10, ORBCOMM USA shall be deemed an ORBCOMM System licensee.

         (b) Contracting Licensee. Licensee shall be entitled to be a Contracting Licensee, unless this right has been withdrawn by ORBCOMM in the event of nonpayment of any amounts owed by the Contracting Licensee pursuant to
Section 10(d). As a Contracting Licensee, Licensee shall advise ORBCOMM promptly (i) of the identification of Subscriber Communicators that may be used in territories other than the Territory, and those other territories in which they may be used and (ii) when a Multinational Account has been terminated. Upon receipt of the notice specified in clause (i) above, ORBCOMM shall attempt to make arrangements with the appropriate Servicing Licensee(s) so that service may be provided in such other territory to the Multinational Account Customer's Subscriber Communicators within [CONFIDENTIAL TREATMENT] days of receipt by ORBCOMM of such notice. Upon receipt of the notice specified in clause (ii) above, ORBCOMM shall attempt to terminate the service arrangements for such Multinational Account Customer made with any Servicing Licensee; provided that, until the earlier to occur of the termination of such service arrangements and [CONFIDENTIAL TREATMENT] days after receipt by the Servicing Licensee of notice from ORBCOMM of the termination of such Multinational Account, the Contracting Licensee shall be responsible for billing and collecting payments for services provided to the Multinational Account Customer. The Contracting Licensee agrees to register on the Licensee System all Subscriber Communicators of any Multinational Account Customer.

         (c) Servicing Licensee. To the extent permitted by laws, rules and regulations in the Territory, Licensee shall be required to act as a Servicing Licensee for a Multinational Account Customer when requested to do so by ORBCOMM. As a Servicing Licensee, Licensee shall (i) submit rated call detail records to ORBCOMM for transmittal to the Contracting Licensee, for activation on, access to and use of the Licensee System by a Multinational Account Customer, at the same rates then being charged by Licensee to its customers for similar services in the Territory, (ii) terminate a Multinational Account Customer's access to and use of the Licensee System within [CONFIDENTIAL TREATMENT] days of receipt of notice from ORBCOMM that such Multinational Account has been terminated, and (iii) offer to Multinational Account Customers customer assistance services comparable to the customer assistance services Licensee provides to its customers other than those services associated with billing and collection functions.

         (d) Payments. Within [CONFIDENTIAL TREATMENT] days of the end of each calendar month, a Servicing Licensee shall submit monthly invoices to ORBCOMM, for transmittal to the Contracting Licensee, for activation on, access to and use of the Licensee System by a Multinational Account Customer, which invoices shall set forth the amount owed in the Servicing Licensee's currency. Within [CONFIDENTIAL TREATMENT] days after the end of each calendar month, ORBCOMM shall calculate and notify Licensee of the net amount in U.S. Dollars, (using the official exchange rates in effect at Morgan Guaranty Trust Company of New York at the close of business in New York on the last business day of the applicable calendar month), due to or from Licensee for Multinational Account services, which amount shall be calculated based on the invoices ORBCOMM has received from any Servicing Licensee for the preceding calendar month. In calculating amounts due hereunder, ORBCOMM shall be entitled to add a surcharge to all amounts invoiced by a Servicing Licensee, not exceeding [CONFIDENTIAL TREATMENT] percent of such invoiced amount, which surcharge ORBCOMM shall be entitled to retain as payment for services rendered by it pursuant to this Section 10.

         In the event Licensee owes a net amount calculated in accordance with the foregoing, Licensee shall pay to ORBCOMM such amount within [CONFIDENTIAL TREATMENT] days of receipt of notice from ORBCOMM of such calculation. In the event Licensee is owed a net amount calculated in accordance with the foregoing, such net amount owed shall be offset first, against any amounts then owing by Licensee as a Contracting Licensee or a Servicing Licensee and second, against any Satellite Usage Fees then owed by Licensee to ORBCOMM, with the balance payable by ORBCOMM to Licensee within [CONFIDENTIAL TREATMENT] days of receipt by Licensee of such notice.

SECTION 11 - PROPER OPERATION OF THE LICENSEE SYSTEM

         (a) Performance of Tests. If, subsequent to the initial System Acceptance Test, in ORBCOMM's reasonable opinion, there are grounds to believe that the Licensee System is not operating in accordance with the Acceptance Specifications, ORBCOMM shall be entitled, at its option, (i) to require Licensee to perform a System Acceptance Test, (ii) to have such a test performed by purchasing a Repeat Systems Acceptance Service as described in
Section 5(a) or (iii) to perform a System Acceptance Test itself. If ORBCOMM elects to require Licensee to take the action specified in either (i) or (ii) above, ORBCOMM shall advise Licensee in writing of such election and Licensee must perform, or have performed, the test within ten days thereafter. If ORBCOMM elects to perform the System Acceptance Test itself, ORBCOMM shall advise Licensee in writing of such election and Licensee shall provide ORBCOMM and its representatives access to Licensee's facilities, including its equipment. The cost to perform the System Acceptance Test shall be borne solely by Licensee unless, after completion of such test, ORBCOMM reasonably concludes that the Licensee System is operating in accordance with the Acceptance Test, in which case the cost thereof shall be borne by ORBCOMM.

         (b) Corrective Action. If ORBCOMM determines from the System Acceptance Test that the Licensee System is not operating in accordance with the Acceptance Specifications, ORBCOMM shall be entitled to require Licensee immediately to cease operation of the Licensee System until ORBCOMM determines that all necessary corrections have been made by Licensee. In the event such corrections are not made within three months of receipt by Licensee of written notice thereof, ORBCOMM shall be entitled to terminate this Agreement.


SECTION 12 - TERM OF AGREEMENT

         (a) Term. Subject to the provisions set forth in Section 11 and this Section 12, this Agreement shall have a term of ten years, commencing on the Effective Date. Within one year prior to the expiration of the initial term of this Agreement, Licensee may request that this Agreement be extended for a further period of up to ten years, which request shall not be unreasonably denied by ORBCOMM. To the extent such extension is granted, ORBCOMM shall not charge Licensee a license fee in any form for such extension.

         (b)            Termination.

         (i)            Termination by Licensee.  Subject to the provisions of
Section 15, this Agreement may be terminated by Licensee one year after providing to ORBCOMM written notice of termination. In addition, this Agreement may be terminated by Licensee at any time after the occurrence of any of the following events:

                        (A) Any representation or warranty made by ORBCOMM in this Agreement or any other document delivered pursuant to this Agreement shall be false or misleading in any material respect;

                        (B) ORBCOMM shall fail to observe or perform any of its obligations under this Agreement, and such failure shall remain uncured for a period of [CONFIDENTIAL TREATMENT] days after receipt by ORBCOMM of written notice thereof; or

                        (C) ORBCOMM shall become insolvent, admit in writing its inability to pay its debts as they become due, make a general assignment for the benefit of creditors, suffer or permit the appointment of a receiver for its business or assets, initiate or become subject to any proceeding under any bankruptcy or insolvency law, whether domestic or foreign, or liquidate or wind up, voluntarily or otherwise.

         (ii) Termination by ORBCOMM. This Agreement may be terminated by ORBCOMM at any time after the occurrence of any of the following events (a "Licensee Event of Default"):

                        (A) Licensee shall fail to pay any amount due under this Agreement, including the Satellite Usage Fee, within [CONFIDENTIAL TREATMENT] days after receipt of notice from ORBCOMM that such amount is due;

                        (B) Any representation or warranty made by Licensee in this Agreement or any other document delivered pursuant to this Agreement shall be false or misleading in any material respect;

                        (C) Licensee shall fail to observe or perform any of its obligations under Section 11(b);

                        (D) Licensee shall fail to observe or perform any of its obligations under this Agreement (other than breaches specified in Sections 12(b)(ii)(A), (C), (J) or (L)), and such failure shall remain uncured for a period of [CONFIDENTIAL TREATMENT] days after receipt by Licensee of written notice thereof;

                        (E) Licensee shall become insolvent, admit in writing its inability to pay its debts as they become due, make a general assignment for the benefit of creditors, suffer or permit the appointment of a receiver for its business or assets, initiate or become subject to any proceeding under any bankruptcy or insolvency law, whether domestic or foreign, or liquidate or wind up, voluntarily or otherwise;

                        (F) Currency exchange restrictions that prevent Licensee from making its payments to ORBCOMM in U.S. dollars shall be imposed by any Governmental Authority in the Territory and continue in effect for more than two years;

                        (G) Any law shall be enacted or exist in any part of the Territory that significantly hinders normal operation of the Licensee System or imposes any tax or other assessment on the Satellite Usage Fee that is not borne solely by Licensee;

                        (H) Any law shall be enacted in any part of the United States that, in ORBCOMM's reasonable opinion, significantly hinders normal operation of the

         ORBCOMM System or prohibits receipt by ORBCOMM of any fees or amounts due to ORBCOMM hereunder;

                        (I) Licensee shall take any action or fail to take any action that results in Licensee or ORBCOMM contravening or violating any law in effect in any part of the Territory, in any other territory in which Subscriber Communicators served by Licensee are located or in the United States;

                        (J)       Licensee shall violate the provisions of
         Section 15(a);

                        (K) Total Satellite Usage Fees in any calendar year after the first full calendar year after the date [CONFIDENTIAL TREATMENT], shall be less than [CONFIDENTIAL TREATMENT] percent of the total Satellite Usage Fees for the previous year; provided that for the purposes of this Section 12(b)(ii)(K) only, in calculating the amounts of the Satellite Usage Fees a constant set of currency exchange rates shall be used; and provided further that this percentage shall be [CONFIDENTIAL TREATMENT], if the average number of [CONFIDENTIAL TREATMENT] on [CONFIDENTIAL TREATMENT] of the relevant year is [CONFIDENTIAL TREATMENT] than the number of [CONFIDENTIAL TREATMENT] on [CONFIDENTIAL TREATMENT] of the previous year, in accordance with the following formula: [CONFIDENTIAL TREATMENT] (number of [CONFIDENTIAL TREATMENT] on [CONFIDENTIAL TREATMENT] of the [CONFIDENTIAL TREATMENT] year/number of [CONFIDENTIAL TREATMENT] on [CONFIDENTIAL TREATMENT] of the [CONFIDENTIAL TREATMENT] year);

                        (L) By [CONFIDENTIAL TREATMENT] after the System Available Date, Licensee shall not have obtained, or shall thereafter fail to maintain, the Permits required to operate the Licensee System in Canada;

                        (M) An ORBCOMM Canada Event of Default shall have occurred under the Ground Segment Facilities Use Agreement; or

                        (N) An event of default by Licensee shall have occurred and remain uncured or not waived under the Software License Agreement.

         (c) Remedies on Termination. (i) Upon termination of this Agreement by Licensee for convenience pursuant to Section 12(b)(i) or by ORBCOMM as a result of a Licensee Event of Default, to the fullest extent permitted by law, ORBCOMM shall be entitled to, in its sole discretion, take over the operation of the Licensee System and manage it after termination of this Agreement to ensure that there is as little interruption as possible in the provision of ORBCOMM Services in the Territory. Licensee agrees to cooperate in a commercially reasonable manner and actively participate, including with respect to the transfer of the Permits in the Territory and providing ORBCOMM information on its Resellers, in ensuring continued operations until such time that a new entity has been granted a license for the Territory and is ready to start operations.

         (ii) Subject to Section 17, termination of this Agreement by the party not in default in accordance with the terms hereof shall be without prejudice to any other rights or remedies such party shall have by law.

         (d) Abandonment of ORBCOMM System. Nothing contained in this Agreement shall prevent the ORBCOMM Entities from ceasing to develop, construct or operate the ORBCOMM System. In the event ORBCOMM or its Affiliates (including any of the ORBCOMM Entities) abandon the ORBCOMM System by ceasing to develop, construct and operate all of the ORBCOMM System, ORBCOMM shall be entitled to terminate this Agreement by giving Licensee 90 days written notice, provided that Licensee shall have the right, together with all other persons who may have a similar right, to purchase the tangible assets of the ORBCOMM System owned by ORBCOMM Global at their then fair market value, which right shall be exercised by Licensee within three months of receipt of written notice from ORBCOMM of abandonment.

         (e)            Use of ORBCOMM System After Termination or Expiration.
On the effective date of termination or expiration of this Agreement, Licensee shall cease using the ORBCOMM System, the ORBCOMM System Software and the ORBCOMM operating methods, logos, trademarks, service marks and name, and shall return all manuals and related materials to ORBCOMM

         (f) Obligations After Termination. The obligations set forth in Sections 3(a)(vi), 14(a)(ii), 14(b)(ii), 15, 17, 18 and 20(d), (j) and
(n) and those obligations that relate to any amounts due and owing for any periods prior to termination or expiration of this Agreement shall survive such termination or expiration.


SECTION 13 - CHANGE OF CONTROL

         In the event a change in control as defined in Section 6(b)(ii) occurs with respect to the Licensee, this Agreement shall be void and of no further force and effect unless ORBCOMM consents in writing to an assignment of this Agreement, which consent shall not be unreasonably withheld.


SECTION 14 - REPRESENTATIONS AND WARRANTIES

         (a) Representations and Warranties of Licensee. (i) Licensee represents and warrants to ORBCOMM that (A) Licensee is a corporation duly organized and validly existing under the laws of Canada, (B) Teleglobe Inc. owns 100% of the issued and outstanding common stock of Licensee and no other capital stock of the Licensee is outstanding, (C) Licensee has the power, corporate or otherwise, to enter into this Agreement and perform its obligations hereunder and the execution, delivery and performance of this Agreement by Licensee has been duly authorized by all necessary action on the part of Licensee, (D) this Agreement has been duly executed and delivered by Licensee and constitutes a legally valid and binding obligation of Licensee, enforceable against Licensee in accordance with its terms,

(E) Licensee's operation of the Licensee System will not violate any copyright, trade secret, trademark, patent, invention, proprietary information, privacy, non-disclosure or any other statutory or common law rights of any third party in effect in or applicable to the Territory, and (F) Licensee's operation of the Licensee System will not contravene any Canadian, provincial, federal, state, local or foreign rules, regulations, laws or treaties.

         (ii) Licensee agrees to indemnify and hold harmless ORBCOMM and its Affiliates, officers, directors, employees, agents and representatives, including any of the other ORBCOMM Entities, against all claims, demands or liabilities (including reasonable attorneys' fees) of third parties arising out of or in connection with Licensee's misuse of the ORBCOMM logos, trademarks and service marks or any other intellectual property rights of ORBCOMM or any third parties incorporated into the ORBCOMM System, or Licensee's breach of any representations, warranties, covenants or agreements contained herein. This indemnification obligation shall survive the expiration or termination of this Agreement.

         (b) Representations and Warranties of ORBCOMM. (i) ORBCOMM represents and warrants to Licensee that (A) ORBCOMM is a limited partnership duly formed and validly existing under the laws of the State of Delaware, (B) ORBCOMM has the partnership power to enter into this Agreement and perform its obligations hereunder and the execution, delivery and performance of this Agreement by ORBCOMM has been duly authorized by all necessary action on the part of ORBCOMM, (C) this Agreement has been duly executed and delivered by ORBCOMM and constitutes a legally valid and binding obligation of ORBCOMM, enforceable against ORBCOMM in accordance with its terms, (D) the ORBCOMM Entities' operation of the ORBCOMM System will not violate any United States copyright, trade secret, trademark or patent rights of any third party, and (F) the ORBCOMM Entities' use of the ORBCOMM System will not contravene any United States federal, state or local rules, regulations, laws or treaties, including, but not limited, to licensing requirements.

         (ii) ORBCOMM agrees to indemnify and hold harmless Licensee and its Affiliates, officers, directors, employees, agents and representatives against all claims, demands or liabilities (including reasonable attorneys' fees) of third parties arising out of or in connection with ORBCOMM's breach of any representations, warranties, covenants or agreements contained herein.
This indemnification obligation shall survive the expiration or termination of this Agreement.


SECTION 15 - NON-COMPETITION

         (a) During Term. As long as this Agreement is in effect, Licensee hereby agrees that neither it nor its shareholders shall engage or participate in, assist or have an interest in, directly or indirectly, the operation, management or conduct of any business or enterprise that provides or intends to provide satellite-based, two-way data communications or position determination services using radio frequencies below 1 GHz for communications directly between satellite(s) and subscriber communicators.

         (b) After Term. In the event Licensee terminates this Agreement in accordance with Section 12(b)(i) for its convenience, or if ORBCOMM terminates this Agreement because of the occurrence of a Licensee Event of Default, Licensee hereby agrees that, for a period of two years from the date of such termination, neither it nor any of its shareholders that own, at the time of the termination of this Agreement, at least 10% of Licensee's securities entitled to vote generally in the election of directors or persons who hold similar positions shall engage or participate in, assist or have an interest in, directly or indirectly, the operation, management or conduct of any business or enterprise, other than the Licensee System, that provides or intends to provide satellite-based, two-way data communications or position determination services using radio frequencies below 1 GHz for communications directly between satellite(s) and subscriber communicators.


SECTION 16 - SYSTEM OUTAGES AND FAILURE

         (a) In the event ORBCOMM is unable to provide Licensee with access to the ORBCOMM System due to temporary or intermittent problems (not including planned periods of satellite unavailability that result from the system architecture) with the ORBCOMM System caused by any of the ORBCOMM Entities (an "Intermittent Service Problem") for a total of more than ten full days during any one year period commencing on the later to occur of the System Available Date and the date the Licensee System commenced operations and any anniversary of such date, Licensee's sole and exclusive remedy shall be to extend the term of this Agreement [CONFIDENTIAL TREATMENT] day for each day or part of a day in excess of such ten full days that ORBCOMM is unable to provide Licensee with access to the ORBCOMM System; provided, however that if the ORBCOMM System has Intermittent Service Problems aggregating 180 full days in each of three consecutive years, Licensee shall be entitled to terminate this Agreement upon written notice to ORBCOMM.

         (b) If ORBCOMM determines in its sole discretion that the ORBCOMM System has permanently and irrevocably failed such that Licensee cannot access the ORBCOMM System, ORBCOMM shall be entitled to terminate this Agreement as described in Section 12(d).


SECTION 17 - DISCLAIMER OF WARRANTIES AND LIMITATION OF LIABILITY

         (a) Disclaimer of Warranties. EXCEPT AS EXPRESSLY PROVIDED IN SECTION 4(g) OR SECTION 14(b), TO THE FULLEST EXTENT PERMITTED BY LAW, NONE OF THE ORBCOMM ENTITIES HAVE MADE AND NONE OF THEM SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER WITH RESPECT TO THE ORBCOMM SYSTEM, THE GROUND SEGMENT HARDWARE, THE RELATED SERVICES, THE OTHER SERVICES OR ANY SERVICES AND/OR PRODUCTS TO BE PROVIDED UNDER THIS AGREEMENT. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE ORBCOMM ENTITIES EXPRESSLY DISCLAIMS, AND LICENSEE HEREBY EXPRESSLY WAIVES, RELEASES AND RENOUNCES ALL OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF EACH OF THE ORBCOMM ENTITIES, EXPRESS OR IMPLIED, ARISING BY LAW OR

OTHERWISE, WITH RESPECT TO, INCLUDING, BUT NOT LIMITED TO, (i) ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE; (ii) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE; (iii) ANY WARRANTIES AS TO THE ACCURACY, AVAILABILITY OR CONTENT OF THE ORBCOMM SYSTEM, THE GROUND SEGMENT HARDWARE, THE RELATED SERVICES, THE OTHER SERVICES OR ANY SERVICES AND/OR PRODUCTS PROVIDED BY OR THROUGH ANY OF THE ORBCOMM ENTITIES UNDER THIS AGREEMENT; (iv) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY UNDER ANY THEORY OF LAW, INCLUDING ANY TORT, NEGLIGENCE, STRICT LIABILITY, CONTRACT OR OTHER LEGAL OR EQUITABLE THEORY. NO REPRESENTATION OR OTHER AFFIRMATION OF FACT, INCLUDING, BUT NOT LIMITED TO, STATEMENTS REGARDING CAPACITY OR SUITABILITY FOR USE, THAT IS NOT CONTAINED IN THIS AGREEMENT SHALL BE DEEMED TO BE A WARRANTY BY ANY OF THE ORBCOMM ENTITIES.

         (b) Limitation of Liability. (i) Each of the parties acknowledges and understands that the ORBCOMM System is a new, untested system that entails a high degree of risk of (A) delay in or cancellation of deployment and (B) launch vehicle, satellite and other equipment or software failure or impaired performance, and that there can be no assurance that the ORBCOMM System will be an economically viable system even if successfully deployed. Each party shall bear all responsibility, risk and cost associated with developing and maintaining its respective business, and none of the ORBCOMM Entities shall be liable to Licensee for costs or damages caused by any schedule delays or failure of the ORBCOMM System or any component thereof, except as specifically provided in Section 16.

         (ii) Licensee acknowledges that ORBCOMM shall supply the service that is the subject of this Agreement on a good faith efforts basis and that service failures and interruptions may occur and are difficult to assess as to cause or resulting damages. In such event and except as otherwise provided in Section 16, the parties agree that the ORBCOMM Entities shall not be liable to Licensee for any losses or damages arising out of any failure of performance, error, omission, interruption, deletion, defect, delay in operation or transmission, communications line failure, theft or destruction or behavior, negligence, or under any other cause of action.

         (iii) NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY HAVE ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY TO THE OTHER UNDER THIS AGREEMENT FOR LOSS OF USE, REVENUE OR PROFIT OR FOR ANY OTHER INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES. In addition, in no event shall any liability of ORBCOMM or any of the other ORBCOMM Entities exceed an amount equal to [CONFIDENTIAL TREATMENT], [CONFIDENTIAL TREATMENT] and [CONFIDENTIAL TREATMENT] provided hereunder.

SECTION 18 - DISPUTE RESOLUTION

         (a) Subject to the provisions of Section 20(n), in the event of a dispute regarding any matter covered by this Agreement, ORBCOMM and Licensee shall use all reasonable efforts to resolve such dispute within 60 calendar days of receipt by either party of notice of the existence of any such dispute. In the event the parties are unable to agree on the resolution of such dispute within such period of time, either party may remove the dispute for settlement by final and binding arbitration in New York, NY, in accordance with the then existing United States domestic rules of the American Arbitration Association ("AAA") (to the extent not modified by this Section). In the event that more than one dispute arises under this Agreement, such disputes may be consolidated in a single arbitral proceeding. The arbitral tribunal shall be composed of three arbitrators. Each of ORBCOMM and Licensee shall appoint one arbitrator. If any party shall fail to appoint an arbitrator within 30 days from the date on which the other party's request for arbitration has been communicated to the first party, such appointment shall be made by the AAA. The two arbitrators so appointed shall agree upon the third arbitrator who shall act as chairman of the arbitral tribunal and who shall be an expert in the satellite communications business. If the two appointed arbitrators fail to nominate a chairman within ten days from the date as of which both arbitrators shall have been appointed, such chairman shall be selected by the AAA. In all cases, the arbitrators shall be fluent in English. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction or application may be made for judicial acceptance of the award and an order of enforcement, as the case may be. The parties agree that if it becomes necessary for any party to enforce an arbitral award by a legal action or additional arbitration or judicial methods, the party against whom enforcement is sought shall pay all reasonable costs and attorney's fees incurred by the party seeking to enforce the award.

         (b) Pending a final determination by the arbitrators, if the dispute concerns the payment by Licensee of any fees or amounts due hereunder (including the right to conduct an audit of such fees or amounts), ORBCOMM shall have the right to terminate Licensee's access to the ORBCOMM System and, in the event ORBCOMM elects to exercise such right and notwithstanding any determination by the arbitrators, Licensee's sole remedy for such termination by ORBCOMM shall be an extension of the term of this Agreement equal to the period during which Licensee was denied access to the ORBCOMM System.

         (c) Except with respect to the application of Section 20(n) hereof, the rights of the parties under this Section 18 shall be the exclusive remedy with respect to any dispute regarding any matter covered by this Agreement.


SECTION 19 - COMPLIANCE WITH LAWS

         The Licensee shall comply in all material respects with all applicable laws, rules and regulations of any Governmental Authority in the performance of its obligations hereunder. In particular, any export of ORBCOMM hardware, software and data shall comply with applicable U.S. export control requirements. Licensee agrees to comply with all applicable laws of the United States regarding export controls and foreign corrupt practices. Summaries of the current provisions of the United States Federal International Traffic in Arms Regulations and of the Prohibited Foreign Trade Practices Act are set forth in Attachment K.


SECTION 20 - MISCELLANEOUS

         (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt if delivered personally or by facsimile (answer back received), one (1) business day after being sent by express or courier mail, or three (3) business days after being sent by registered or certified mail, return receipt requested, postage prepaid, to the parties at the following addresses (or such other address for a party as shall be specified by like notice, provided that such notice shall be effective only upon receipt thereof):


                                  ORBCOMM:

                                        ORBCOMM International Partners, L.P.
                                        21700 Atlantic Boulevard
                                        Dulles, VA 20166, USA.
                                        Telecopy:  (703) 406-3508
                                        Attention: President

                                  Licensee:

                                        ORBCOMM Canada Inc.
                                        1000, rue de la Gauchetiere ouest
                                        Montreal, Quebec
                                        Canada H3B 4X5
                                        Telecopy: (514) 868-8080
                                        Attention: President


         (b) Successors and Assigns. This Agreement shall be binding upon the parties, their successors and permitted assigns. Subject to
Section 13, neither this Agreement nor any interests or duties of Licensee hereunder may be assigned (by operation of law or otherwise) by Licensee without the express written consent of ORBCOMM, which consent shall not be unreasonably withheld.

         (c) Entire Agreement. This Agreement and all attachments (which are hereby made part of this Agreement) contain the entire understanding between Licensee and ORBCOMM and supersede all prior written and oral understandings relating to the subject hereof. No representations, agreements, modifications or understandings not contained herein shall be valid or effective unless agreed to in writing and signed by both parties. Any modification or amendment of this Agreement must be in writing and signed by both parties.

         (d) Governing Law and Jurisdiction. (i) The construction, interpretation and performance of this Agreement, as well as the legal relations of the parties arising hereunder, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict or choice of law provisions thereof. The United Nations Convention on Contracts for the International Sale of Goods (1980) shall not apply to any provisions of this Agreement. Neither party may bring any action for a claim under this Agreement later than one year after the termination of this Agreement; provided that claims under any provision of this Agreement that survives termination of this Agreement may be brought within one year of the later of the occurrence of the event giving rise to the claim and actual knowledge thereof by the party asserting such claim.

         (ii)  For purposes of Section 20(n), Licensee by its execution hereof
(A) hereby irrevocably submits to the nonexclusive jurisdiction of the state courts of the State of New York and to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereof brought by ORBCOMM and (B) hereby waives to the extent not prohibited by law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding, any claims that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court. Licensee hereby consents to service of process in any such proceeding in any manner permitted by the laws of the State of New York and agrees that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section 20(a) hereof is reasonably calculated to give actual notice. Licensee agrees that at ORBCOMM's request it will appoint an agent for service of process within the State of New York.

         (e) Force Majeure. Neither party shall be held responsible for failure or delay in performance or delivery if such failure or delay is the result of an act of God, the public enemy, embargo, governmental act, fire, accident, war, riot, strikes, inclement weather or other cause of a similar nature that is beyond the control of the parties. In the event of such occurrence, this Agreement shall be amended by mutual agreement to reflect an extension in the period of performance and/or time of delivery. Failure to agree on an equitable extension shall be considered a dispute and resolved in accordance with Section 18.

         (f) Waiver. It is understood and agreed that no failure or delay by either ORBCOMM or Licensee in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right, power or privilege hereunder. No waiver of any terms or conditions of this Agreement shall be deemed to be a waiver of any subsequent breach of any term or condition. All waivers must be in writing and signed by the party sought to be bound.

         (g) Severability. If any part of this Agreement shall be held unenforceable, the remainder of this Agreement will nevertheless remain in full force and effect.





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
         (h) Headings. Headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         (i) Independent Contractors. Licensee and ORBCOMM are independent contractors to one another, neither party has the authority to bind the other in any way or to any third party, and nothing in this Agreement shall be construed as granting either party the right or authority to act as a representative, agent, employee or joint venturer of the other.

         (j) Non-Disclosure. Each of the parties to this Agreement acknowledge the execution of the Mutual Non-Disclosure Agreement dated as of December 19, 1995 and each agrees to observe the provisions thereof.

         (k) Communication in English. The parties agree that all communications, notices or any written material to be provided by ORBCOMM to Licensee or by Licensee to ORBCOMM under this Agreement shall be in the English language or accompanied by an accurate and complete translation into English.

         (l) Calendar. The Gregorian calendar shall be used in calculating, invoicing and paying all amounts due under this Agreement.

         (m) Payments. All payments due and payable to ORBCOMM hereunder shall be paid in U.S. Dollars in immediately available funds to the bank account specified by ORBCOMM in writing. ORBCOMM reserves the right to require Licensee to make a cash deposit or to provide ORBCOMM with an irrevocable letter of credit in favor of ORBCOMM issued by a bank acceptable to ORBCOMM.

         (n) Equitable Relief. Each of the parties acknowledges that the ORBCOMM System and the ORBCOMM Services provided pursuant to this Agreement are unique and recognizes and affirms that in the event of any breach of this Agreement by it, money damages may not be adequate and the other party may have no adequate remedy at law. Accordingly, each of the parties agrees that the other party shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the other party's obligations hereunder not only by an action or actions for damages but also an action or actions for specific performance, injunctive relief and/or other equitable relief.





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
                        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.




                            ORBCOMM INTERNATIONAL PARTNERS, L.P.


                            By:
                               ------------------------------
                               Name: Alan L. Parker
                               Title: President



                            ORBCOMM CANADA INC.


                            By:
                               -------------------------------
                               Name:
                                      -------------
                               Title:
                                      ---------------





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